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                                                                  Exhibit 99.(s)

                     CLAYMORE/RAYMOND JAMES SB-1 EQUITY FUND

                                POWER OF ATTORNEY

     That each of the undersigned officers and trustees of Claymore/Raymond James SB-1 Equity Fund, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Nicholas Dalmaso and Melissa Nguyen as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.01 per share, or the registration or offering of the Trust's preferred shares, par value $.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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     IN WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney as of this 11th day of April, 2006.


                              /s/ Nicholas Dalmaso
                              ------------------------------
                              Nicholas Dalmaso
                              Trustee and Chief Legal and Executive Officer


                              /s/ Steven M. Hill
                              ------------------------------
                              Steven M. Hill
                              Chief Financial Officer, Chief Accounting
                              Officer and Treasurer


                              /s/ Randall C. Barnes
                              ------------------------------
                              Randall C. Barnes
                              Trustee


                              /s/ Thomas Franke
                              ------------------------------
                              Thomas Franke
                              Trustee


                              /s/ Ronald A. Nyberg
                              ------------------------------
                              Ronald A. Nyberg
                              Trustee


                              /s/ Ronald E. Toupin, Jr.
                              ------------------------------
                              Ronald E. Toupin, Jr.
                              Trustee

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